Exhibit 10.5

Execution Version

FORM OF PLACEMENT AGENCY AGREEMENT

June 17, 2026

Regentis Biomaterials Ltd.

60 Medinat Hyahudim

Hertzliya, Israel 4676652

Attention: Ehud Geller, Chief Executive Officer

Dear Mr. Geller:

This letter (the “Agreement”) constitutes the agreement between ThinkEquity LLC, as placement agent (the “Placement Agent”), and Regentis Biomaterials Ltd., a company incorporated under the laws of the State of Israel, having its registered office at Puglisi & Associates, 850 Library Ave., Suite 204, Newark DE 19711 (the “Company”), that the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of (i) ordinary shares (the “Shares”), no par value per share (the “Ordinary Shares), and/or pre-funded warrants to purchase Ordinary Shares (the “Pre-Funded Warrants”), depending on the beneficial ownership percentage of the purchaser of the Ordinary Shares following its purchase, and (ii) warrants to purchase Ordinary Shares of the Company (the “Ordinary Share Warrants” and together with the Pre-Funded Warrants, the “Warrants”). The Shares, the Warrants, the Ordinary Shares underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) and the Ordinary Shares underlying the Ordinary Share Warrants (the “Ordinary Share Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”), shall be offered and sold pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder. The Securities actually placed by the Placement Agent are referred to herein as the “Placement Agent Securities.”

The terms of the Placement shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”); provided, however, that nothing herein shall obligate the Company to issue any Securities or complete the Placement. The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. Certain affiliates of the Placement Agent may participate in the Placement by purchasing some of the Placement Agent Securities. The sale of Placement Agent Securities to any Purchaser will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser, in a form reasonably acceptable to the Company and the Purchaser. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

SECTION 1. Representations, Warranties and Covenants of the Company.

A. The Company acknowledges that the Placement Agent is acting in reliance upon the representations, warranties and covenants of the Company contained in the Purchase Agreement. Accordingly, each representation and warranty of the Company contained in the Purchase Agreement, and each covenant of the Company contained therein that is applicable to the Placement Agent or the transactions contemplated by this Agreement, is hereby incorporated herein by reference as though fully set forth herein and is hereby made to, and for the benefit of, the Placement Agent as of the date hereof and as of the Closing Date, in each case subject to the same qualifications, limitations, disclosures, materiality standards and other provisions applicable thereto under the Purchase Agreement. The Company further agrees that the Placement Agent shall be entitled to rely upon such representations, warranties and applicable covenants to the same extent as the Purchasers under the Purchase Agreement. In addition, the Company represents and warrants that (i) there are no affiliations or associations between any FINRA member and any officer, director or, to the Company’s knowledge, any beneficial owner of five percent (5%) or more of the Company’s outstanding securities, except as previously disclosed in writing to the Placement Agent, and (ii) the Placement Agent’s Securities have been duly authorized for issuance and sale and the Placement Agent’s Warrants Shares (as defined below), when issued and paid for, pursuant to the terms of this Agreement and Placement Agent’s Warrant (as defined below), will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders and such Placement Agent’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Placement Agent’s Securities has been duly and validly taken. The Placement Agent Warrant when paid and issued in accordance with this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such Placement Agent’s Warrant Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

B. The Company covenants and agrees to continue to retain (i) an independent public accounting firm registered with the Public Company Accounting Oversight Board (the “PCAOB”) for a period of at least two (2) years after the Closing Date and (ii) a reputable transfer agent with respect to the Ordinary Shares for a period of two (2) years after the Closing Date. In addition, from the date hereof until ninety (90) days after the Effective Date, without the prior written consent of the Placement Agent and subject to certain exceptions provided for in the Purchase Agreement, the Company shall not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share Equivalents, or (ii) file any registration statement or amendment or supplement thereto, other than the Registration Statement or filing a registration statement on Form S-8 in connection with any employee benefit plan, except that such restriction shall not apply with respect to an Exempt Issuance. Furthermore, from the date hereof until one hundred and eighty (180) days after the Effective Date, the Company shall not effect or enter into an agreement to effect any issuance of Ordinary Shares or Ordinary Share Equivalents involving an at-the-market offering or Variable Rate Transaction. No Variable Rate Transaction shall be an Exempt Issuance. The Company shall not, prior to the Closing Date, and shall not, for so long as required to preserve the availability of the exemption from registration under the Securities Act relied upon for the offer and sale of the Securities, directly or indirectly sell, offer for sale or, solicit offers to buy, or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the Securities Act or the rules and regulations promulgated thereunder, including Regulation D. The Company shall file with the Commission a notice on Form D with respect to the offer and sale of the Securities as required under Regulation D promulgated under the Securities Act, within the time period required by such Regulation D, and shall provide a copy of such Form D to the Purchasers promptly upon filing. The Purchasers shall be third-party beneficiaries of the covenants of the Company in the preceding three sentences.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Placement Agent Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION AND EXPENSES.

A. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its respective designees a total cash fee equal to seven percent (7.0%) of the gross proceeds from the total amount of Placement Agent Securities sold in the Placement (the “Cash Fee”). In addition, the Company shall reimburse the Placement Agent for its reasonable and documented out-of-pocket expenses incurred in connection with the Placement, provided that the aggregate amount of such reimbursements shall not exceed $200,000 if the gross proceeds of the Placement are $10,000,000 or greater, and shall not exceed $180,000 if the gross proceeds of the Placement are less than $10,000,000 (the “Expense Reimbursement”). The Company shall further pay to the Placement Agent, at the Closing, a non-accountable expense allowance equal to 1.0% of the aggregate gross proceeds received by the Company from the sale of the Securities in the Placement (the “Non-Accountable Expense Allowance”). The Cash Fee, Expense Reimbursement and Non-Accountable Expense Allowance may be deducted by the Placement Agent from the gross proceeds otherwise payable to the Company at the Closing. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof in the event that FINRA determines that the Placement Agent’s aggregate compensation exceeds applicable FINRA rules or otherwise requires adjustment.

B. The Company shall also issue to the Placement Agent, on the Closing Date a warrant to purchase up to 92,857 Ordinary Shares (“Placement Agent’s Warrant Shares”), representing 5.0% of the Shares and Pre-Funded Warrants purchased at the Closing, for an aggregate purchase price of $100.00. Each Placement Agent’s Warrant shall be in the form attached hereto as Exhibit A (the “Placement Agent’s Warrant”), shall be exercisable, in whole or in part, during the four and one half (4.5) year period commencing on the date which is one hundred and eighty (180) days after the date of this Agreement at a price per Ordinary Share of $4.375, which is equal to one hundred twenty five percent (125%) of the offering price per Share in the Placement. The Placement Agent’s Warrants shall not be exercisable or transferable for six (6) months from the date hereof except as permitted by Financial Industry Regulatory Authority (“FINRA”) Rule 5110(e)(2). The Placement Agent’s Warrant and the Placement Agent’s Warrant Shares are hereinafter referred to together as the “Placement Agent’s Securities.”

C. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and the transactions contemplated hereby, including, without limitation: (i) all fees and expenses of the Company’s legal counsel, accountants and other advisors; (ii) all fees and expenses of the transfer agent and registrar; (iii) all stock transfer, stamp and similar taxes, if any, payable in connection with the issuance of the Securities; (iv) all fees and expenses relating to the listing of the Shares and the Warrant Shares on the Trading Market; (v) all fees and expenses relating to any required securities law filings; and (vi) the reasonable and documented fees and expenses of the Placement Agent’s counsel and other out-of-pocket expenses as set forth in Section 3(A).

SECTION 4. RIGHT OF FIRST REFUSAL. Provided that the Placement Agent Securities are sold in accordance with the terms of this Agreement, the Company hereby grants the Placement Agent an irrevocable right of first refusal (the “Right of First Refusal”), for a period of eighteen (18) months after the Closing Date, to act as sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriter and/or sole and exclusive placement agent, at the Placement Agent’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such eighteen (18) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Placement Agent for such Subject Transactions. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction during such eighteen (18) month period without the express written consent of the Placement Agent. The Company shall notify the Placement Agent of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to the Placement Agent.  If the Placement Agent fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the mailing of such written notice, then the Placement Agent shall have no further claim or right with respect to the Subject Transaction. The Placement Agent may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Placement Agent shall not adversely affect the Placement Agent’s Right of First Refusal with respect to any other Subject Transaction during the eighteen (18) month period agreed to above.

SECTION 5. INDEMNIFICATION.

A. Indemnification. To the fullest extent permitted by applicable law, the Company agrees to indemnify and hold harmless the Placement Agent and its affiliates and each of their respective directors, officers, employees, partners, members, shareholders, agents, representatives, counsel and controlling persons (within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act (collectively, the “Placement Agent Indemnified Parties”) from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses and other costs of investigation and defense) incurred by any such Placement Agent Indemnified Party, whether arising out of any action between the Company and any Placement Agent Indemnified Party or between any Placement Agent Indemnified Party and any third party, that arise out of, relate to, are based upon or are in connection with: (i) any untrue statement or alleged untrue statement of a material fact contained in any transaction document, investor presentation, term sheet, marketing material, due diligence response, public filing, press release or other written or oral communication made available by or on behalf of the Company in connection with the Placement, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) any breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement or any transaction document executed in connection with the Placement; (iii) the issuance, offering, sale or proposed sale of the Securities or the performance of the services contemplated by this Agreement; or (iv) any claim, investigation, action, suit or proceeding arising out of or relating to the Placement or the transactions contemplated hereby; provided, however, that the Company shall not be liable under this Section 4(A) to the extent that any such losses, claims, damages, liabilities or expenses are finally judicially determined by a court of competent jurisdiction in a non-appealable judgment to have resulted directly from the fraud, gross negligence or willful misconduct of the Placement Agent. The Company shall promptly reimburse each Placement Agent Indemnified Party for all reasonable and documented expenses (including reasonable attorneys’ fees and expenses) incurred in connection with investigating, preparing for, defending against or participating in any claim, investigation, action, suit or proceeding for which indemnification may be sought hereunder, as such expenses are incurred.

B. Procedure. Promptly after receipt by a Placement Agent Indemnified Party of notice of any claim or the commencement of any action or proceeding with respect to which indemnification may be sought hereunder, such Placement Agent Indemnified Party shall provide written notice thereof to the Company; provided, however, that the failure to give such notice shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced thereby. The Company may assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Placement Agent. Notwithstanding the foregoing, any Placement Agent Indemnified Party shall have the right to retain separate counsel at the Company’s expense if such Placement Agent Indemnified Party reasonably determines that representation by the same counsel would be inappropriate due to actual or potential differing interests or conflicts. The Company shall not settle, compromise or consent to the entry of any judgment with respect to any claim subject to indemnification hereunder without the prior written consent of the Placement Agent unless such settlement includes an unconditional release of all Placement Agent Indemnified Parties from all liability arising out of such claim and does not contain any admission of fault, wrongdoing or liability by any Placement Agent Indemnified Party.

C. Notice of Claims. The Company shall promptly notify the Placement Agent of the assertion of any claim or the commencement of any action, suit, proceeding, inquiry or investigation relating to the Placement or any transaction contemplated by this Agreement.

D. Contribution. If for any reason the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless any Placement Agent Indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the Company shall contribute to the amount paid or payable by such Placement Agent Indemnified Party in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the Placement, and, if applicable law does not permit such allocation, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the parties and any other relevant equitable considerations. Notwithstanding the foregoing, in no event shall the Placement Agent’s aggregate contribution obligation exceed the amount of fees actually received by the Placement Agent pursuant to this Agreement (excluding expense reimbursements), and no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

E. Survival. The provisions of this Section 5 shall remain in full force and effect regardless of whether the transactions contemplated hereby are consummated and shall survive any termination, expiration or completion of this Agreement.

SECTION 6. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will commence on the date hereof and continue through June 30, 2026. The date of termination of this Agreement is referred to herein as the “Termination Date.” In the event, however, in the course of the Placement Agent’s performance of due diligence it deems, it necessary to terminate the engagement, the Placement Agent may do so prior to the Termination Date. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date but will remain responsible for fees and expenses pursuant to Section 3 hereof and fees and expenses with respect to the Placement Agent Securities, if sold in the Placement. If this Agreement is terminated prior to the completion of the Placement, the Company shall reimburse expenses incurred by the Placement Agent as set forth herein but in no event greater than the amounts set forth herein, on or before the Termination Date. The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement. Notwithstanding anything herein to the contrary, the Placement Agent shall have the right to terminate this Agreement at any time prior to Closing Date: (i) if any domestic or international event, act or occurrence has materially disrupted, or in the Placement Agent’s reasonable opinion is reasonably likely in the immediate future to materially disrupt, the general securities markets in the United States; (ii) if trading on the New York Stock Exchange or The Nasdaq Stock Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA, the Commission or any other governmental authority having jurisdiction; (iii) if the United States shall have become involved in a new war or a material escalation of major hostilities; (iv) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; (v) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not insured, would, in the Placement Agent’s reasonable judgment, make it inadvisable to proceed with the Placement; (vi) if the Company is in material breach of any representation, warranty, covenant or agreement contained in this Agreement or the Purchase Agreement; or (vii) if the Placement Agent becomes aware after the date hereof of a Material Adverse Effect with respect to the Company or a material adverse change in general market conditions which, in the Placement Agent’s reasonable judgment, makes it impracticable to proceed with the offering, sale or delivery of the Securities. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated or the Placement is not consummated for any reason, the Company shall remain obligated to reimburse the Placement Agent for its actual, reasonable and documented out-of-pocket expenses, including the fees and expenses of Placement Agent’s counsel, subject to the expense reimbursement limitations set forth in Section 3(A); provided, however, that such limitations shall not limit or impair the indemnification and contribution provisions of Section 5. Notwithstanding any termination of this Agreement or the failure to consummate the Placement, the provisions of Sections 3 (to the extent of accrued and unpaid obligations thereunder), 5, 6, 8, 10, 11 and 12 shall survive and remain in full force and effect.

SECTION 7. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 8. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 9. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Placement Agent Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder and in the Purchase Agreement, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Placement Agent Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Agent Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B. The Placement Agent shall have received from Company U.S. Counsel and Company Israeli Counsel such counsel’s written opinion with respect to the Placement Agent Securities, addressed to the Placement Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

C. The Placement Agent shall have received customary certificates of the Company’s executive officers (the “Officer’s Certificate”) as to the accuracy of the representations and warranties contained in the Purchase Agreement, and a certificate of the Company’s secretary (the “Secretary’s Certificate”) certifying (i) that the Company’s organizational documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Placement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. Each of the Officer’s Certificate and Secretary’s Certificate shall be dated as of the Closing Date, and all documents referenced in the Secretary’s Certificate shall be attached thereto.

D. The Ordinary Shares shall be registered under the Exchange Act and, as of the Closing Date, the Ordinary Shares and the Warrant Shares shall be listed and admitted and authorized for trading on the Trading Market or other applicable U.S. national exchange and satisfactory evidence of such action shall have been provided to the Placement Agent. The Company shall have taken no action designed to terminate, or likely to have the effect of terminating the registration of the Ordinary Shares under the Exchange Act or delisting or suspending from trading the Ordinary Shares from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

E. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Placement Agent Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Placement Agent Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

F. The Company shall have entered into a Purchase Agreement with each of the Purchasers of the Placement Agent Securities and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

G. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, if applicable, with respect to the Placement and pay all filing fees required in connection therewith.

H. The Placement Agent shall have received an executed Lock-Up Agreement from each of the Company’s directors and officers prior to the Closing Date.

I. The Placement Agent shall have received a good standing certificate of the Company from the Secretary of State (or comparable governmental authority) of the State of Israel, dated no more than one (1) Business Day prior to the Closing Date.

J. The Placement Agent shall have received an executed Placement Agent’s Warrant from the Company.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 10. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 11. ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Date of the Placement and delivery of the Placement Agent Securities for three years after the Closing Date. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 13. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[The remainder of this page has been intentionally left blank.]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agents the enclosed copy of this Agreement.

Very truly yours,

ThinkEquity LLC

By:
Name:
Title:

Address for notice:
17 State Street, 41st Floor New York, New York 10004 Attn: Head of Investment Banking Email:

[Signature Page to Placement Agency Agreement.]

Accepted and Agreed to as of the date first written above:

Regentis Biomaterials Ltd.

By:
Name:
Title:

Address for notice:

60 Medinat Hyahudim

Hertzliya, Israel 4676652

Attention:

Email: Ehud Geller, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Greenberg Traurig LLP

One Vanderbilt Avenue

New York, NY 10017

Attention:

Email:

[Signature Page to Placement Agency Agreement.]

EXHIBIT A

Form of Placement Agent’s Warrant